March 29, 2004

Dear Stockholder:

We cordially invite you to attend the first Annual Meeting of Stockholders (the "Annual Meeting") of Flatbush Federal Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Company's main office at 2146 Nostrand Avenue, Brooklyn, New York, at 11:00 a.m., New York time, on April 29, 2004.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may vote upon the election of directors, the ratification of the appointment of Radics & Co., LLC as independent auditors of the Company and any other business that properly comes before the Annual Meeting.

The Board of Directors of the Company has determined that approval of each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Anthony J. Monteverdi
                                              Chairman of the Board, President
                                              and Chief Executive Officer

Brooklyn, New York
March 29, 2004

                         Flatbush Federal Bancorp, Inc.
                              2146 Nostrand Avenue
                            Brooklyn, New York 11210
                                 (718) 859-6800

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held On April 29, 2004

      Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Flatbush Federal Bancorp, Inc. (the "Company") will be held at 2146 Nostrand Avenue, Brooklyn, New York, at 11:00 a.m., New York Time, on April 29, 2004.

      A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

      The Annual Meeting is being held so that stockholders may vote on the following matters:

      1.    The election of Directors;

      2. The ratification of the appointment of Radics & Co., LLC as independent auditors of the Company for the fiscal year ending December 31, 2004; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 12, 2004, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Anthony J. Monteverdi
                                              Chairman of the Board, President
                                              and Chief Executive Officer

Brooklyn, New York
March 29, 2004

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 Proxy Statement

                              2146 Nostrand Avenue
                            Brooklyn, New York 11210
                                 (718) 859-6800

                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 29, 2004

--------------------------------------------------------------------------------
                                  INTRODUCTION
--------------------------------------------------------------------------------

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Flatbush Federal Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at the Company's main office at 2146 Nostrand Avenue, Brooklyn, New York, at 11:00 a.m., New York Time, on April 29, 2004, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 29, 2004.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this Proxy Statement.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

      Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, at the address of the Company shown above, the submission of a later dated proxy or by voting in person at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on March 12, 2004 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 2,314,375 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Our mutual holding company, Flatbush Federal Bancorp, MHC, owns 1,226,619 shares, or 53.0% of the Company's outstanding common stock and intends to vote FOR the election of directors and the ratification of auditors.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board of Directors or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.

      As to the ratification of auditors, the proxy card being provided by the Board of Directors enables a stockholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of auditors must be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

      Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Company's Board of Directors.

      Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by our named executive officers and directors individually, by executive officers and directors as a group and by each person or group known by the Company to beneficially own in excess of five percent of the Company's common stock.

                                         Amount of Shares
                                         Owned and Nature     Percent of Shares
      Name and Address of                  of Beneficial       of Common Stock
       Beneficial Owners                   Ownership (1)         Outstanding
   -------------------------            ------------------   -------------------

Five percent stockholders:

Flatbush Federal Bancorp, MHC (2)            1,226,619              53.00%
2146 Nostrand Avenue,
Brooklyn, New York

Directors and Executive Officers: (3)

Anthony J. Monteverdi                           15,174               0.66

Jesus R. Adia                                    1,250                  *

John S. Lotardo                                  1,250                  *

D. John Antoniello                                 928                  *

John F. Antoniello                               3,066               0.13

Patricia A. McKinley                               141                  *

Alfred S. Pantaleone                               136                  *

Anthony V. Rumolo                                  391                  *

Charles J. Vorbach                                 140                  *

All Directors and Executive Officers
as a Group (9 persons)(4)                       22,476               0.97

----------
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2) The Company's executive officers and directors are also executive officers and directors of Flatbush Federal Bancorp, MHC.

(3) The business address of each director is 2146 Nostrand Avenue, Brooklyn, New York 11210.

(4) The share ownership of all directors and executive officers as a group represents 2.06% of all shares issued to minority stockholders.

*     Less than one-tenth of 1%.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Board of Directors of the Company is composed of eight members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. The terms of the Board of Directors are classified so that approximately one-third of the directors are up for election in any one year. Three directors will be elected at the Annual Meeting. A majority of our independent directors acting as the Nominating Committee has nominated John F. Antoniello, Patricia A. McKinley and Charles J. Vorbach to serve as directors for a three-year term.

      The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of each director. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such other substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends a vote "FOR" the nominees to serve as directors until their terms expire.

      The following table sets forth certain information regarding the directors of the Company.

                               Age at                                            Current Term     Director
        Name              December 31, 2003               Position                 Expires        Since(1)
--------------------     -------------------  -------------------------------   --------------  ------------
                                                          Nominees

John F. Antoniello               85                       Director                   2004           1980
Patricia A. McKinley             49                       Director                   2004           1993
Charles J. Vorbach               44                       Director                   2004           1993

                                              Directors Continuing in Office

Anthony J. Monteverdi            70                Chairman, President and           2006           1986
                                                   Chief Executive Officer
Jesus R. Adia                    50             Executive Vice President and         2005           1998
                                                          Director
D. John Antoniello               51                       Director                   2006           1993
Alfred S. Pantaleone             70                       Director                   2005           1997
Anthony V. Rumolo                82                       Director                   2005           1983

----------
(1) Includes service on the Board of Directors of Flatbush Federal Savings & Loan Association of Brooklyn.

      The Business Background of Our Directors and Executive Officers. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

      Anthony J. Monteverdi is the Chairman, President and Chief Executive Officer of the Company. He has been the President and Chief Executive Officer of Flatbush Federal Savings & Loan Association since 1987 and the Chairman of the Board since 1993.

      Jesus R. Adia is the Executive Vice President of the Company. He has been the Executive Vice President of Flatbush Federal Savings & Loan Association since 1996.

      D. John Antoniello is the President of Anbro Supply Co., an industrial supply company, a position he has held since 1988. Mr. Antoniello is the son of John F. Antoniello.

      John F. Antoniello is retired. Prior to his retirement in 1988, Mr. Antoniello was President of Anbro Supply Co. Mr. Antoniello is the father of D. John Antoniello.

      Patricia Ann McKinley has been the Vice President of TNS Intersearch, a market research company since January 2002. From January 2000 until September 2001, Ms. McKinley was the managing director of Digital Idea, a market research company. Prior to that, Ms. McKinley was a vice president with Grey Advertising.

      Alfred S. Pantaleone is retired. Prior to his retirement in 1995, Mr. Pantaleone was the Deputy Executive Director of the New York City Board of Elections.

      Anthony V. Rumolo has been self employed for the past 32 years as a pension and business consultant.

      Charles J. Vorbach is the President of John L. Vorbach Co., Inc., an insurance brokerage and consulting business, a position he has held since January 1998.

      John S. Lotardo, age 42, is the Chief Financial Officer and Controller of the Company. Mr. Lotardo has been the principal accounting and financial officer of Flatbush Federal Savings & Loan Association since 1996.

Meetings and Committees of the Board of Directors

      The Company's Board of Directors meets on a monthly basis and may hold additional special meetings. During the year ended December 31, 2003, our board of directors held 12 regular meetings and two special meetings. No director attended fewer than 75% of such meetings. The Company's committees include a Compensation Committee and an Audit Committee.

Board Independence

      The Company has elected to follow the Nasdaq corporate listing standards for purposes of determining director independence. The Board of Directors has determined that, except as to Messrs. Monteverdi and Adia, each member of the Board of Directors is an "independent director" within the meaning of the Nasdaq corporate governance listing standards. Messrs. Monteverdi and Adia are not considered independent because they are executive officers of the Company.

Nominations of Directors

      A majority of independent Directors acting in "executive session" serves as the Nominating Committee. During the year ended December 31, 2003, one meeting was held. Directors John F. Antoniello, D. John Antoniello, Pantaleone, McKinley, Vorbach and Rumolo are considered "independent" pursuant to the NASD's listing standards.

      The Board of Directors does not have a written charter governing the nomination of directors. However, Article II, Section 14 of the Company's Bylaws sets forth the procedure to be followed by stockholders who wish to nominate individuals as members of the Board of Directors. A stockholder desiring to make a nomination to the Board of Directors must deliver written notice of the nomination to the Secretary of the Company at the Company's principal executive offices not less than 5 days prior to the date of the meeting.

      As a newly public company, the Board of Directors has not established any written specific minimum qualifications or skills that it believes must be met by either a committee-recommended or a stockholder-recommended candidate. The committee applies an equal level of scrutiny and review to all candidates, whether they have been provided by the committee or through a stockholder nomination. The committee identifies nominees by first evaluating the current members of the Board of Directors who will continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Company does not pay a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

      Prior to next year's nominations, the Board of Directors will consider establishing a separate nominations committee, and adopting a charter and policies and procedures for shareholder nominations.

      The committee did not receive any stockholder-recommended nominees for inclusion in this proxy statement, pursuant to the Company's Bylaws.

Stockholder Communications with the Board

      A stockholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary of the Company, at 2146 Nostrand Avenue, Brooklyn, New York 11210, Attention:
Corporate Secretary. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

      o forward the communication to the director or directors to whom it is addressed;

      o attempt to handle the inquiry directly, for example, where it is a request for information about the Company or it is a stock-related matter; or

      o not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

      At each Board meeting, management shall present a summary of all communications received since the last meeting that were not previously forwarded and make those communications available to the directors.

Code of Ethics

      The Company has adopted a Code of Ethics that is applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is available on the Company's website at www.flatbush.com. Amendments to, and waivers from, the Code of Ethics will also be disclosed on the Company's website.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee are directors D. John Antoniello, Charles Vorbach and Alfred Pantaleone, each of whom is independent. The committee is responsible for reviewing all compensation matters related to the employees of the Company. The Compensation Committee met one time during the year ended December 31, 2003.

Report of the Executive Compensation and Benefits Committee

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

      The Compensation Committee is delegated the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Association, and the requirements of appropriate regulatory agencies. Independent directors sit on the Compensation Committee and participate in executive compensation decision-making.

      The primary goal of the Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

      Compensation of senior management is reviewed annually. In general, the purpose of the annual compensation review is to ensure that base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order to attract and retain persons of high quality. In this regard, the Compensation Committee considers information received from America's Community Bankers regarding executive compensation. In addition, the Compensation Committee considers each executive officer's contribution to the Association when making its decision.

      The Board of Directors approved a base salary for the Chief Executive Officer of $232,352 for 2003, which represented an increase from the Chief Executive Officer's base salary of $210,942 in fiscal 2002. The 2003 base salary was based upon the Chief Executive Officer's performance and industry standards.

          This report has been provided by the Compensation Committee:

       Directors D. John Antoniello, Charles Vorbach and Alfred Pantaleone

Evaluation of disclosure controls and procedures

      The Company has adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the "Evaluation Date"). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Audit Committee

      The Company's Audit Committee was established following the completion of our reorganization and offering. The Audit Committee consists of directors Anthony Rumolo, Patricia McKinley and John F. Antoniello, all of whom are non-employee directors and are "independent" directors under the Nasdaq listing standards. The Audit Committee meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. The Company's Audit Committee did not meet during the year ended December 31, 2003. The Audit Committee has designated Director Rumolo as its "audit committee financial expert." Director Rumolo has an understanding of generally accepted accounting principles and financial statements and the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves that the Company reasonably expects to be raised in connection with a review of its financial statements. Mr. Rumolo also has an understanding of internal control over financial reporting and of audit committee functions. Director Rumolo has acquired this expertise through his experience as a pension and business consultant.

Audit Committee Report

      The Audit Committee has prepared the following report. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to this proxy statement.

      As part of its ongoing activities, the Audit Committee has:

      o Reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2003;

      o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended;

      o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence; and

      o Considered the compatibility of non-audit services described above with maintaining auditor independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              The Audit Committee:
                            Anthony Rumolo (Chairman)
                                Patricia McKinley
                               John F. Antoniello

Section 16(a) Beneficial Ownership Reporting Compliance

      The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Executive officers and directors of the Company and beneficial owners of greater than 10% of the Company Common Stock ("10% beneficial owners") are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of common stock of the Company. SEC rules require disclosure in the Company's Proxy Statement and Annual Report on Form 10-KSB of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. All required beneficial ownership forms were timely filed during the year ended December 31, 2003 with the exception of one Form 4 Statement of Change in Beneficial Ownership for a purchase of shares of common stock by Anthony J. Monteverdi. This Form 4 was due on December 23, 2003 and was filed with the SEC on December 29, 2003.

Director Compensation

      The Company pays each non-employee director $1,000 for each regular Board meeting attended and $600 for each committee meeting attended. In addition, Flatbush Federal Savings & Loan Association maintains a retirement plan for directors.

Executive Compensation

      Summary Compensation Table. The following table provides information about the compensation paid for the years ended December 31, 2003 and 2002 to our Chief Executive Officer and Executive Vice President (the "Named Executive Officers"). No other officer's total annual salary and bonus for the year ended December 31, 2003 totaled $100,000 or more. Compensation information is not provided for the Named Executive Officers for the year ended December 31, 2001 since we were not a public company.

                                                          Annual Compensation
                                                ---------------------------------------
                                  Year Ended                               Other Annual   All Other
 Name and Principal Position      December 31     Salary        Bonus      Compensation  Compensation
 ---------------------------      -----------   ----------    ---------    ------------  ------------
Anthony J. Monteverdi,
Chairman, President and Chief         2003      $ 232,352     $      --     $      --     $      --
Executive Officer                     2002      $ 210,943     $  12,000     $      --     $      --

Jesus R. Adia, Executive Vice         2003      $ 116,792     $      --     $      --     $      --
President                             2002      $ 107,132     $   8,000     $      --     $      --

      Insurance Plan. Flatbush Federal Savings & Loan Association provides its officers and employees with life insurance and short and long term disability protection, contributory medical insurance coverage and non-contributory dental insurance coverage.

      Defined Benefit Plan. Flatbush Federal Savings & Loan Association maintains a noncontributory defined benefit plan. All employees age 20-1/2 or older who have worked at Flatbush Federal Savings & Loan Association for a period of six months and have been credited with 1,000 or more hours of employment with Flatbush Federal Savings & Loan Association during the year are eligible to accrue benefits under the defined benefit pension plan. Flatbush Federal Savings & Loan Association annually contributes an amount to the retirement plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The defined benefit plan is maintained on an October 31 fiscal plan year.

      At the normal retirement age of 65 (or the tenth anniversary of plan participation, if later), the plan is designed to provide a life annuity guaranteed for ten years. The monthly retirement benefit provided is an amount equal to 2% of average monthly compensation multiplied by the number of credited years of service (not to exceed 50% of such monthly compensation or be less than $20 a month). Retirement benefits are also payable upon early retirement, disability or death, in the last case, if survived by a spouse. There is no death benefit payable if a participant dies and is not survived by a spouse. A reduced benefit is payable upon retirement at or after age 62 and the completion of 10 years of service with Flatbush Federal Savings & Loan Association. Upon termination of employment other than for normal or early retirement, a participant is eligible to receive the normal retirement benefit payable at the normal retirement date, multiplied by the number of years of participation to date, and divided by the number of years of participation possible at the normal retirement date. Benefits are payable in various annuity forms. At December 31, 2002, the market value of the retirement plan trust fund was approximately $1.6 million. For the year ended December 31, 2003, Flatbush Federal Savings & Loan Association made a contribution to the retirement plan of approximately $640,189.

      The following table indicates the annual retirement benefit that would be payable under the retirement plan upon retirement at age 65 in calendar year 2004, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below:

                       --------------------------------------------------------------------------

                       --------------------------------------------------------------------------
Final Average                      Years of Service and Benefit Payable at Retirement
Annual Compensation    --------------------------------------------------------------------------
                           5            10           15           20           25           30
                       ---------    ---------    ---------    ---------    ---------    ---------
$    25,000            $   2,500    $   5,000    $   7,500    $  10,000    $  12,500    $  12,500
$    50,000            $   5,000    $  10,000    $  15,000    $  20,000    $  25,000    $  25,000
$    75,000            $   7,500    $  15,000    $  22,500    $  30,000    $  37,500    $  37,500
$   100,000            $  10,000    $  20,000    $  30,000    $  40,000    $  50,000    $  50,000
$   150,000            $  15,000    $  30,000    $  45,000    $  60,000    $  75,000    $  75,000
$   175,000            $  17,500    $  35,000    $  52,500    $  70,000    $  87,500    $  87,500
$   200,000            $  20,000    $  40,000    $  60,000    $  80,000    $ 100,000    $ 100,000

      At December 31, 2003, Messrs. Monteverdi and Adia had 17 years and 18 years of credited service under the pension plan, respectively.

      Supplemental Executive Retirement Plan. In 1999, Flatbush Federal Savings & Loan Association established a non-qualified supplemental executive retirement plan for Mr. Monteverdi, its president and chief executive officer. Upon the completion of five years of service to Flatbush Federal Savings & Loan Association following adoption of the plan, the supplemental executive retirement plan provides Mr. Monteverdi with an annual retirement benefit of $93,000, payable in equal monthly installments for 10 years. Benefits under the supplemental executive retirement plan commence on the first day of the month following Mr. Monteverdi's retirement from Flatbush Federal Savings & Loan Association. In the event of Mr. Monteverdi's disability or death prior to the end of the five year period, a reduced benefit will be paid to Mr. Monteverdi or his surviving spouse, as applicable. In the event of Mr. Monteverdi's death after payments commence, his surviving spouse will be entitled to the continued payment of his benefits for the lesser of five years or the remaining period of the initial 10 year term. In the event of a termination of service following a change in control (as defined in the supplemental executive retirement plan), all benefits shall become payable immediately in full.

      The supplemental executive retirement plan is considered an unfunded plan for tax and ERISA purposes. All obligations owing under the plan are payable from the general assets of Flatbush Federal Savings & Loan Association, and are subject to the claims of Flatbush Federal's creditors. During the year ended December 31, 2003, the expense of the supplemental executive retirement plan to Flatbush Federal Savings & Loan Association was approximately $134,245.

      Retirement Plan for Directors. Flatbush Federal Savings & Loan Association maintains a non-tax qualified Retirement Plan for Directors that currently provides outside directors who retire after five years of service on the Board and attain the age of 65 with a monthly retirement benefit of $600 per month for 60 months. In the event of the director's death or disability prior to retirement, the director or his surviving spouse will be entitled to a benefit under the plan if the director had otherwise satisfied the age and service requirements prior to death or disability. In the event of a director's death while receiving benefit but before all benefits have been paid to the director, the director's surviving spouse will receive the remaining benefit payments due. If the surviving spouse dies prior to receiving the remaining payments, all obligations of Flatbush Federal Savings & Loan Association to the director or his spouse will terminate. During the year ended December 31, 2003, the cost of the directors' retirement plan to Flatbush Federal Savings & Loan Association was approximately $29,829.

      The directors' retirement plan is considered an unfunded plan for tax and ERISA purposes. All obligations owing under the plan are payable from the general assets of Flatbush Federal Savings & Loan Association, and are subject to the claims of Flatbush Federal Savings & Loan Association's creditors.

Stock Benefit Plans

      Employee Stock Ownership Plan and Trust. We have implemented an employee stock ownership plan in connection with the Company's mutual holding company reorganization and offering. Employees who are at least 21 years old with at least one year of employment with Flatbush Federal Savings and Loan Association are eligible to participate. As part of the reorganization and offering, the employee stock ownership plan trust borrowed funds from us and used those funds to purchase a number of shares equal to 8% of the common stock sold in the offering. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Flatbush Federal Savings & Loan Association discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan provides that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

      Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for years of credited service with Flatbush Federal Savings & Loan Association's mutual predecessor prior to the adoption of the plan. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of common stock and/or cash. Flatbush Federal Savings & Loan Association's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

      The Company has no equity-based benefit plans that were not approved by stockholders.

Related Party Transactions

      Section 402 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act rules.

--------------------------------------------------------------------------------
              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

      The Audit Committee of the Board of Directors of the Company has approved the engagement of Radics & Co., LLC to serve as the Company's independent auditors for the year ending December 31, 2004.

      Auditors are not deemed independent unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee which sets forth each specific service to be performed by the auditor. At the Meeting, stockholders will consider and vote on the ratification of the engagement of Radics & Co., LLC for the Company's fiscal year ending December 31, 2004. A representative of Radics & Co., LLC is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

      Audit Fees. During the past two years the aggregate fees billed for professional services rendered by Radics & Co., LLC for the audit of the Company's annual financial statements and for the review of the Company's Forms 10-QSB were $51,000 for 2003 and $41,000 for 2002.

      Audit-related Fees. During the past two years the aggregate fees billed for professional services by Radics & Co., LLC that are reasonably related to the performance of the audit were $87,000 for 2003 and none for 2002. Audit-related fees in 2003 included $87,000 in fees for work in connection with reorganization and stock offering. There were no audit-related fees in 2002 for the Company.

      Tax Fees. During the past two fiscal years the aggregate fees billed for professional services by Radics & Co., LLC for tax services were $9,000 for 2003 and $9,000 for 2002.

      All Other Fees. The aggregate fees billed for professional services rendered for the Company by Radics & Co., LLC for service other than those listed above were $4,700 for 2002. No such fees were billed or paid in 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

      The Audit Committee's policy is to pre-approve all audit and non-audit services provided by independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

      The Audit Committee has considered whether the provision of non-audit services, which relate primarily to corporate income taxes, is compatible with maintaining the independence of Radics & Co., LLC. The Audit Committee concluded that performing such services does not affect the independence of Radics & Co., LLC in performing its function as auditor of the Company.

      In order to ratify the selection of Radics & Co., LLC as the auditors for the 2004 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Radics & Co., LLC as auditors for the 2004 fiscal year.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 2146 Nostrand Avenue, Brooklyn, New York, no later than November 29, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors does not have a policy with respect to director attendance at the Annual Meeting.

      The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 5 days before the date fixed for such meeting. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. There have been no material changes to these procedures during the year ended December 31, 2003.

      The date on which the Annual Meeting of Stockholders is expected to be held is April 28, 2005. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2005 Annual Meeting of Stockholders must be given to the Company no later than April 23, 2005.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

      AN ANNUAL REPORT CONTAINING CONSOLIDATED FINANCIAL STATEMENTS AT AND FOR THE PERIOD ENDED DECEMBER 31, 2003 IS BEING FURNISHED TO STOCKHOLDERS. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB MAY BE ACCESSED THROUGH THE COMPANY'S WEBSITE, www.flatbush.com.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Anthony J. Monteverdi
                                              Chairman of the Board, President
                                              and Chief Executive Officer

Brooklyn, New York
March 29, 2004

                                   APPENDIX A

                         Flatbush Federal Bancorp, Inc.
                             Audit Committee Charter

One committee of the board of directors will be known as the audit committee. The committee will be composed of three independent directors, all of which possess the ability to read and understand financial statements and one of which has financial expertise, in accordance with NASD rules.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management that the board of directors has established and all audit processes.

      o     General Responsibilities

            1. The audit committee provides open avenues of communication among the independent accountant and the board of directors.

            2. The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

                  The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants, advisers or others it needs to assist in an investigation or as it determines necessary to carry out its duties.

            3. The committee will meet at least four times each year, or more frequently if circumstances make that preferable. The audit committee chair has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

            4. The committee will do whatever else the law, the company's charter or bylaws or the board of directors requires.

      o     Responsibilities for engaging independent accountants

            1. The audit committee of the Company shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company, and the independent accountants must report directly to the audit committee.

            2. The audit committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

            3. The audit committee will consider, in consultation with the independent accountant, the audit scope and procedural plans made by the independent accountant.

      o Responsibilities for reviewing the annual external audit and the review of quarterly and annual financial statements.

            1. The audit committee will ascertain that the independent accountant views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

            2. The audit committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

            3. The audit committee will review the following with the independent accountant:

                  A. The adequacy of the company's internal controls, including computerized information system controls and security.

                  B. Any significant findings and recommendations made by the independent accountant together with management's responses to them.

            4. Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant:

                  A. The company's annual financial statements and related footnotes.

                  B. The independent accountant's audit of and report on the financial statements.

                  C. The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

                  D. Any serious difficulties or disputes with management encountered during the course of the audit.

                  E. Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

            5. The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

            6. The audit committee will review the interim financial reports with management and the independent accountant before those interim reports are released to the public or filed with the SEC or other regulators.

            7. The audit committee will prepare a letter for inclusion in the proxy that describes the committee's composition and responsibilities and how the responsibilities were fulfilled, in accordance with SEC requirements.

      o     Periodic Responsibilities.

            1.    Review and update the committee's charter annually.

            2. Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

            3. Meet with the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

            4. Complaints. The audit committee shall establish procedures for:

                  (i) The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, and auditing matters; and

                  (ii) The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      o     Funding.

            1. The Company shall provide for appropriate funding, as determined by the audit committee, for payment of:

                  (i) Compensation to any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; and

                  (ii) Compensation to any advisers employed by the audit committee under the General Responsibilities section above; and

                  (i) Ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.